UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Central Freight Lines, Inc.

(Exact name of registrant as specified in its charter)

Nevada	74-2914331

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5601 West Waco Drive Waco, Texas	76710

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which this form relates: 333-109068

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-109068), as initially filed with the Securities and Exchange Commission on September 24, 2003, and as amended on November 3, 2003, November 24, 2003, and November 26, 2003 (the “Form S-1 Registration Statement”). Such portion of the Form S-1 Registration Statement is hereby incorporated by reference. Any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement:

1.	Registration Statement on Form S-1, initially filed by Central Freight Lines, Inc. with the Securities and Exchange Commission (“SEC”) on September 24, 2003, and as amended on November 3, 2003, November 24, 2003, and November 26, 2003 (the “Form S-1 Registration Statement”) (incorporated herein by reference to the Form S-1 Registration Statement).

2.	Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(b) to the Form S-1 Registration Statement).

3.	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

4.	Stockholders’ Agreement, dated as of June 11, 1999, by and among Jerry Moyes, Richard Slater, Mark Fabritz, Kent Chapman, and Larry Rockwell (incorporated herein by reference to Exhibit 4.4 to the Form S-1 Registration Statement).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 26, 2003

CENTRAL FREIGHT LINES, INC.

By: /s/ Robert V. Fasso Name: Robert V. Fasso Title: President, CEO, and Director

INDEX TO EXHIBITS

Number	Description

1.	Registration Statement on Form S-1, initially filed by Central Freight Lines, Inc. with the Securities and Exchange Commission (“SEC”) on September 24, 2003, and as amended on November 3, 2003, November 24, 2003, and November 26, 2003 (the “Form S-1 Registration Statement”) (incorporated herein by reference to the Form S-1 Registration Statement).
2.	Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(b) to the Form S-1 Registration Statement).
3.	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).
4.	Stockholders’ Agreement, dated as of June 11, 1999, by and among Jerry Moyes, Richard Slater, Mark Fabritz, Kent Chapman, and Larry Rockwell (incorporated herein by reference to Exhibit 4.4 to the Form S-1 Registration Statement).

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